Exhibit 10.32
AMENDMENT AND WAIVER AGREEMENT
     This Amendment and Waiver Agreement (“Agreement”) is made as of the 6th day of March, 2009 by and among Allion Healthcare, Inc. (“Allion”), Biomed Healthcare, Inc., Access Therapeutics, Inc., Atlas Respiratory Services, Inc., Biomed California, Inc. (“BioMed CA”), Biomed Florida, Inc., Biomed Kansas, Inc., Biomed PA, Inc., Biomed Pharmaceuticals, Inc., Biomed Texas, Inc., Access Healthcare Services, LLC, Moms Pharmacy of Brooklyn, Inc., Moms Pharmacy, Inc., Moms Pharmacy, Inc., Mail Order Meds of Florida, LLC, Oris Health, Inc., North American Home Health Supply, Inc., Medicine Made Easy and Specialty Pharmacies, Inc. (together with Allion and Biomed CA, collectively, the “Borrowers” and each individually referred to as a “Borrower”), the financial institutions listed as lenders on the signature pages hereto (collectively, the “Lenders”), and CIT Healthcare LLC, as administrative agent (“Agent”).
Background
     A. Borrowers, Agent and Lenders are parties to that certain Credit and Guaranty Agreement dated as of April 4, 2008 (as amended, modified, restated and supplemented from time to time, including by that certain letter agreement executed by Borrowers, Agent and Lenders dated June 25, 2008, the “Credit Agreement”) pursuant to which Borrowers established certain financing arrangements with Lenders. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement.
     B. Borrowers acknowledge that Borrowers failed to promptly notify Agent of the Application Denial (as defined below) pursuant to Section 6.03 of the Credit Agreement and (ii) that the Application Denial may have resulted in certain misrepresentations being made with respect to those representations contained in Sections 5.07(b), 5.16, 5.26, 5.28 and 5.29(ii) as they may be impacted by the denial by the Department of Health Care Services of the State of California (“DHCS”) of the change of ownership application submitted by BioMed CA with respect to a pharmacy acquired by BioMed in July, 2007 (the “Application Denial”) corresponding to the change of ownership filed by Allion and BioMed CA as the case may be on July 18, 2007 and April 29, 2008 respectively.
     C. Borrowers have requested and Agent and Lenders have agreed to waive the consequences of such failures and possible misrepresentations relating to the Application Denial and amend certain terms and conditions of the Credit Agreement pursuant to the terms and conditions of this Agreement.
     NOW, THEREFORE, with the foregoing Background incorporated by reference and made a part hereof and intending to be legally bound, the parties agree as follows:
     1. Waivers. Upon the effectiveness of this Agreement, Agent and Lenders hereby waive (a) Borrowers’ failure to notify Agent of the Application Denial under Section 6.03 of the Credit Agreement and (b) any misrepresentations under Sections 5.07(b), 5.16, 5.26, 5.28 and 5.29(ii) of the Credit Agreement solely with respect to any matters relating to and impacted by the Application Denial; provided, however, the waiver in this clause (b) shall not apply to any representation regarding any event, circumstance or condition which now or in the future could reasonably be expected to have a Material Adverse Effect. Such waiver shall in no way constitute a waiver of any other failure to comply with any provision of the Credit Agreement which may have occurred but which is not specifically referenced in this Agreement, nor shall it obligate Agent or any Lender to provide any waiver of, or other accommodation with respect to, any other such failure (whether similar or dissimilar, including, without limitation, (i) a failure to comply with Section 6.03 and/or Section 9.01(d) of the Credit Agreement, (ii) any Events of Default resulting from a final non-appealable judgment from a court of competent jurisdiction upholding and/or affirming (or failing to overturn or reverse in full) the Application Denial and/or (iii) any other actions taken by or on behalf of any Governmental Authority, including, without limitation, DHCS or any intermediary against the Borrowers, or any of them, including, without limitation, any action or request seeking repayment, disgorgement or recoupment of any amounts paid by or on behalf of DHCS or any intermediary or imposing any fines or penalties as a result of, or in connection with, the Application Denial).
     2. Default. Upon the effectiveness of this Agreement, the following shall constitute an Event of Default under the Credit Agreement: any request or demand for repayment, recoupment or disgorgement in an amount in excess of $2,000,000 relating to, or in connection with, the Application Denial is paid, made, requested or assessed against any Loan Party; provided, that, such request, demand or assessment is based on a final non-appealable judgment, determination or finding from a court or other Governmental Authority (including, without limitation, DHCS or any intermediary).
     3. Representations and Warranties. Each Borrower represents and warrants to Agent and each Lender that:
          (a) Assuming the effectiveness of this Agreement, all warranties and representations made to Lender under the Credit Agreement and the Loan Documents are true and correct as to the date hereof.
          (b) Except for the enrollment in MediCal for BioMed CA and the related matter regarding a change of ownership in connection with the Target Merger that has been consolidated with it (“BioMed MediCal Matter”), each Borrower that seeks reimbursement under Medicare or Medicaid is currently enrolled and participates in the Medicare and state Medicaid programs of the jurisdictions in which such Borrower operates.
          (c) No penalty, sanction, fine or restriction has been currently assessed or imposed upon any Borrower, nor has any claim for repayment, disgorgement or recoupment of amounts paid to or on behalf of BioMed CA or any other Borrower been asserted or threatened, in connection with or related to the BioMed MediCal Matter or any other matter, in each case which could reasonably be expected to have a Material Adverse Effect.
          (d) Neither the BioMed MediCal Matter, nor any fine, sanction or penalty that may be hereafter imposed (should BioMed CA be unsuccessful in its appeal of the Application Denial) if paid or successfully appealed, has negatively affected or impaired, or would reasonably be likely to negatively affect or impair: (i) any Permit for any of BioMed CA’s pharmacies or the Permit of any other pharmacy, supplier or provider owned, managed or operated by any of the Borrowers or its Affiliates or (ii) the right or ability of BioMed CA or any other pharmacy, supplier or provider owned, managed or operated by any of the Borrowers or its Affiliates to participate in Medicare, any state Medicaid program or any other payor program in which such Borrower currently participates in or may, in the future participate in, or otherwise participated in on the Closing Date, in either case, which could reasonably be expected to have a Material Adverse Effect.
          (e) Except for the BioMed MediCal Matter, there is no pending or, to Borrowers’ knowledge, threatened, action or proceeding challenging or contesting any Permit or right of any of the Borrowers to participate in Medicare, any state Medicaid program or any other payor program and Borrowers are not aware of any facts or events that would give any governmental agency the right or authority to contest or challenge any of the foregoing, in each case, which could reasonably be expected to have a Material Adverse Effect.
          (f) The execution and delivery by each Borrower of this Agreement, and all other documents, instruments, and agreements executed in connection with this Agreement and the performance by it of the transactions herein contemplated, (i) are and will be within its powers, (ii) have been authorized by all necessary organizational action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which such Borrower is a party or by which the property of such Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of such Borrower.
          (g) This Agreement, all other documents, instruments and agreements executed in connection with this Agreement and any assignment, instrument, document, or agreement executed and delivered in connection herewith, will be valid, binding, and enforceable in accordance with its respective terms, except as enforceability may be limited by applicable Debtor Relief Laws or by equitable principles relating to enforceability.
          (h) Assuming the effectiveness of this Agreement, no Default or Event of Default has occurred and is continuing under the Credit Agreement or any of the other Loan Documents.
     4. Effectiveness Conditions. This Agreement shall be effective upon satisfaction of the following conditions precedent (all documents to be in form and substance satisfactory to Agent and Agent’s counsel in its sole and absolute discretion):
          (a) Execution and delivery by Borrowers of this Agreement;
          (b) No Default or Event of Default after giving effect hereto shall have occurred and be continuing under the Credit Documents;
          (c) All warranties and representations made to Lender under the Credit Agreement, the Loan Documents and hereunder are true and correct as to the date hereof; and
          (d) Payment by Borrowers of any and all costs, fees and expenses of Agent (including, without limitation, reasonable attorneys’ fees) in connection with this Agreement and the transaction contemplated hereby.
     5. Default. Without limiting the terms of the Credit Agreement and for avoidance of doubt, it shall be an Event of Default under the Credit Agreement if (a) any representation or warranty made by Borrowers, or any of them, in this Agreement shall be incorrect or misleading in any material respect at any time made or deemed made or (b) Borrowers, or any of them, fail to perform or observe any covenant or agreement set forth in this Agreement.
     6. Confirmation of Indebtedness. Borrowers hereby acknowledge and confirm that as of the close of business on March 5, 2009, Borrowers are indebted to Agent and Lenders, without defense, setoff, claim or counterclaim under the Loan Documents, in the aggregate principal amount of $51,946,346.74, comprised of (a) $17,821,346.74 with respect to the Revolving Loans and (b) $34,125,000.00 with respect to the Term Loan plus all fees, costs and expenses (including attorneys’ fees) incurred to date in connection with, and as payable under the Loan Documents.
     7. Ratification of Credit Documents. Except as expressly set forth herein, all of the terms and conditions of the Credit Agreement and Loan Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Credit Agreement shall mean the Credit Agreement as modified by this Agreement.
     8. Collateral. Each Borrower hereby confirms and agrees that all security interests and liens granted to Agent, for the benefit of Lenders, continue in full force and effect and shall continue to secure the Obligations.
     9. Release. As further consideration for Agent’s and Lenders’ agreement to grant the accommodations set forth herein, Borrowers hereby waive and release and forever discharge Agent and each Lender and each of their respective officers, directors, attorneys, agents and employees (collectively, “Released Parties”) from any liability, damage, claim, loss or expense of any kind that Borrowers, or any of them, may now or hereafter have against the Released Parties, or any of them, arising out of or relating to the Obligations, this Agreement, the Credit Agreement or the Loan Documents, but only to the extent of any circumstance, action, cause or matter arising at any time on or prior to the date that this Agreement is executed by all parties.
     10. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.
     11. Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     12. Signatories: Each individual signatory hereto represents and warrants that he or she is duly authorized to execute this Agreement on behalf of his or her principal and that he or she executes the Agreement in such capacity and not as a party.
     13. Duplicate Originals: Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in counterparts, all of which counterparts taken together shall constitute one completed fully executed document. Signature by facsimile or PDF shall bind the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

Borrowers:	ALLION HEALTHCARE, INC.
BIOMED HEALTHCARE, INC.
ACCESS THERAPEUTICS, INC.
ATLAS RESPIRATORY SERVICES, INC.
BIOMED CALIFORNIA, INC.
BIOMED FLORIDA, INC.
BIOMED KANSAS, INC.
BIOMED PA, INC.
BIOMED PHARMACEUTICALS, INC.
BIOMED TEXAS, INC.
ACCESS HEALTHCARE SERVICES, LLC
MOMS PHARMACY OF BROOKLYN, INC.
MOMS PHARMACY, INC., a New York corporation
MOMS PHARMACY, INC., a California corporation
MAIL ORDER MEDS OF FLORIDA, LLC
ORIS HEALTH, INC.
NORTH AMERICAN HOME HEALTH SUPPLY, INC.
MEDICINE MADE EASY
SPECIALTY PHARMACIES, INC.

By:	/s/ Michael P. Moran
	Name:	Michael P. Moran
	Title:	President

Agent:	CIT HEALTHCARE LLC, as Agent

By:	/s/ John Cappellari
	Name:	John Cappellari
	Title:	Vice President

Lenders:	CIT HEALTHCARE LLC, as Lender

By:	/s/ John Cappellari
	Name:	John Cappellari
	Title:	Vice President

FIFTH THIRD BANK, as Lender

By:	/s/ Jeffrey A. Thiemann
	Name:	Jeffrey A. Thiemann
	Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT AND WAIVER AGREEMENT]

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